EXHIBIT 99.1
     PRESS RELEASE

Contacts: W. Randall Pittman 205-980-7551	Susan Noonan, The SAN Group, LLC 212-966-3650
Emageon Reports Third Quarter 2007 Financial Results
Company Reaffirms Earnings Guidance And Provides Updated Revenue Guidance for 2007
Birmingham, Alabama -— November 6, 2007 – Emageon Inc. (NASDAQ: EMAG) today reported financial results for its third quarter and nine months ended September 30, 2007.
Revenue for the quarter was $22.7 million, a 31.2% decrease from third quarter 2006 revenue of $33.0 million. The net loss for the quarter was $4.3 million, or $0.20 per share. In the third quarter of 2006, the Company had a net loss of $0.3 million, or $0.01 per share, including $2.1 million, or $0.10 per share, in expenses related to the integration of Camtronics Medical Systems, Ltd. (“Camtronics”) into the Company’s operations. The Company acquired Camtronics November 1, 2005.
Revenue for the nine months ended September 30, 2007 was $75.7 million, a decrease of 16.0% from the comparable prior year period. Net loss for the nine months ended September 30, 2007 was $6.4 million, or $0.30 per share, including $0.6 million, or $0.03 per share, in restructuring expenses related to the Company’s May, 2007 reduction in workforce. For the nine months ended September 30, 2006, the Company’s net loss was $8.1 million, or $0.39 per share, including $4.3 million, or $0.21 per share, in expenses related to the integration of Camtronics.
The Company’s loss excluding non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation (“non-cash charges”) was $1.3 million, or $0.06 per share, in third quarter 2007 compared to income of $3.6 million, or $0.17 per diluted share, in third quarter 2006. For the nine months ended September 30, 2007, the Company’s earnings excluding non-cash charges were $2.7 million, or $0.13 per diluted share, compared to $3.2 million, or $0.15 per diluted share, for the nine months ended September 30, 2006. These measures of earnings were not determined in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of earnings determined under GAAP to earnings exclusive of non-cash charges is included below.

For the nine months ended September 30, 2007, net cash used in operations was $1.8 million compared to net usage in operations of $2.8 million for the nine months ended September 30, 2006. At September 30, 2007, unrestricted cash and marketable securities totaled $17.8 million compared to $23.0 million at December 31, 2006 and $13.8 million at September 30, 2006.
The Company reaffirmed its previously announced guidance of a full year net loss in the range of $3.7 to $4.9 million, or $0.17 to $0.22 per share, and full year earnings excluding non-cash charges in the range of $7.6 to $8.8 million, or $0.35 to $0.40 per share. Earnings excluding non-cash charges was determined by adjusting the Company's anticipated 2007 GAAP earnings for anticipated depreciation expense of $0.29 per share, amortization expense of $0.14 per share, and stock-based compensation expense of $0.14 per share. The Company lowered its guidance for full year 2007 revenue from that provided in May 2007. Total revenue for the year is now anticipated in the range of $104 to $108 million. Revenue guidance previously provided by the Company was in the range of $112 to $115 million.
“As we had previously discussed, Emageon’s operating results for the third quarter of 2007 were disappointing, largely as a result of lower bookings earlier in the year”, said Chuck Jett, Chairman, CEO, and President of Emageon. “With the introduction of RadSuite ExpressTM for the small and mid-size hospital market, and with additional sales opportunities inside our base of approximately 600 hospital customers, we remain confident in the long-term business prospects of Emageon.”
Non-GAAP Financial Measure. Emageon’s financial results are reported in accordance with GAAP. In addition, the Company reports earnings exclusive of certain non-cash charges. Earnings determined in this manner do not represent earnings in accordance with GAAP. Management believes that this financial measure, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison with past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP. A reconciliation to earnings determined under GAAP is included as part of this release.
Conference Call. Emageon will host a conference call for investors on November 6, 2007, at 9:00 A.M. EST to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at www.emageon.com. The dial-in telephone number for the call is 866-770-7129 (internationally, at 617-213-8067), passcode 75884541. Replay is available from 11:00 A.M. EST, November 6, 2007, until 11:59 P.M. EST, November 16, 2007, at 888-286-8010 (internationally, at 617-801-6888), passcode 60230611.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at

www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward Looking Statements. This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk of loss of its senior executive management, risk associated with expansion of its market and selling efforts into new product segments, the risk that its target markets do not develop as expected, the risk that it may not manage its growth effectively, the risk that its acquisition strategy may fail or that acquisitions could result in integration difficulties, dilution or other adverse financial consequences, the risk of failure to raise additional capital on acceptable terms, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of Food&Drug Administration (FDA) regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 16, 2007. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
About Emageon. Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuiteTM , HeartSuite TM, and other specialty suites. In addition, Emageon and Dell have teamed to produce RadSuite ExpressTM for the fast growing small to mid-size hospital, clinic and imaging center market. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon's standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006 (1)	2007	2006 (1)

Revenue:
System sales	$10,706	$19,370	$35,609	$54,240
Support services	12,022	13,641	40,045	35,788

Total revenue	22,728	33,011	75,654	90,028

Cost of revenue:
System sales	6,327	10,712	21,359	33,973
Support services	7,311	6,187	21,365	18,939

Total cost of revenue	13,638	16,899	42,724	52,912

Gross profit	9,090	16,112	32,930	37,116

Operating expenses:
Research and development	5,567	4,601	15,374	12,763
Sales and marketing	4,121	4,435	13,013	13,026
General and administrative	3,549	4,495	9,968	12,668
Amortization of intangible assets related to Camtronics acquisition	346	885	1,036	2,655
Integration costs related to Camtronics acquisition	—	2,062	—	4,343
Restructuring charge	—	—	578	—

Total operating expenses	13,583	16,478	39,969	45,455

Operating loss	(4,493)	(366)	(7,039)	(8,339)
Interest income	232	157	711	473
Interest expense	(19)	(64)	(75)	(257)

Net loss	$(4,280)	$(273)	$(6,403)	$(8,123)

Net loss per share, basic and diluted	$(0.20)	$(0.01)	$(0.30)	$(0.39)
Weighted average shares outstanding, basic and diluted	21,382	21,013	21,342	20,822

(1)	Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

Summary Consolidated Balance Sheets
In Thousands

	(Unaudited)
	September 30,	December 31,
	2007	2006

ASSETS:
Current assets:
Cash and cash equivalents	$17,830	$23,008
Trade accounts receivable, net	21,325	26,706
Inventories	7,210	8,579
Prepaid expenses and other current assets	5,311	4,459

Total current assets	51,676	62,752
Property and equipment, net	15,581	18,362
Other noncurrent assets	2,299	1,808
Intangible assets, net	28,344	30,090

Total Assets	$97,900	$113,012

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$12,983	$16,454
Deferred revenue	16,910	23,953
Current portion of long-term debt and capital lease obligations	56	953

Total current liabilities	29,949	41,360
Long-term deferred revenue	5,634	5,851
Other long-term liabilities	477	686
Long-term portion of capital lease obligations	63	8

Total liabilities	36,123	47,905
Stockholders’ equity	61,777	65,107

Total Liabilities and Stockholders’ Equity	$97,900	$113,012

Reconciliation of Non-GAAP Measure of Earnings
In Thousands, Except Per Share Amounts
(Unaudited)
The following table presents the Company’s net loss adjusted for non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation for the three month and nine month periods ended September 30, 2007 and 2006. Earnings determined in this manner do not represent earnings in accordance with generally accepted accounting principles (“GAAP”).
The tables present the adjustments made to actual net loss determined under GAAP to derive earnings excluding the expenses described above for the periods presented.

	Three Months Ended Sept. 30,
	2007		2006
	Income (Loss)	Per Share	Income (Loss)	Per Share
Net loss, as reported	$(4,280)	$(0.20)	$(273)	$(0.01)
Add:
Depreciation	1,466	0.07	1,736	0.08
Amortization	808	0.04	1,167	0.05
Stock-based compensation	751	0.03	982	0.05

Net (loss) income exclusive of non-cash charges :
Basic	$(1,255)	$(0.06)	$3,612	$0.17
Fully diluted	$(1,255)	$(0.06)	$3,612	$0.17

Weighted average shares outstanding :
Basic	21,382		21,013
Fully diluted	21,382		21,560

	Nine Months Ended Sept. 30,
	2007		2006
	Income (Loss)	Per Share	Income (Loss)	Per Share
Net loss, as reported	$(6,403)	$(0.30)	$(8,123)	$(0.39)
Add:
Depreciation	4,747	0.22	5,320	0.26
Amortization	2,290	0.11	3,677	0.18
Stock-based compensation	2,091	0.10	2,348	0.11

Net income exclusive of non-cash charges:
Basic	$2,725	$0.13	$3,222	$0.16
Fully diluted	$2,725	$0.13	$3,222	$0.15

Weighted average shares outstanding :
Basic	21,342		20,822
Fully diluted	21,690		21,485